SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                             -----------------------


                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): January 4, 2001



                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)

               Delaware                 1-9494               13-3228013
    (State or other jurisdiction     (Commission           (I.R.S. Employer
           of incorporation)          File Number)          Identification
                                                                Number)

727 Fifth Avenue, New York, New York                            10022
(Address of principal executive offices)                     (Zip Code)




       Registrant's telephone number, including area code: (212) 755-8000

Item 5.  Other Events.

         On January 4, 2001, Registrant issued the following press release announcing its preliminary, unaudited sales figures for the period from November 1 to December 31, 2000:

                  TIFFANY'S HOLIDAY SEASON SALES UP 2 PERCENT;
               DIFFICULT COMPARISON TO 1999 PRE-MILLENNIUM SEASON

New York, January 4, 2001- Tiffany & Co. (NYSE-TIF) reported that net sales of $482,508,000 for its November 1 - December 31, 2000 holiday season were 2 percent higher than $474,219,000 in 1999. Worldwide comparable store sales rose 2 percent in constant currencies. These results, particularly in the U.S., were below the Company's expectations and will affect fourth quarter earnings.

Sales in Tiffany's three channels of distribution (based on preliminary, unaudited sales) were as follows:

o U.S. Retail sales of $249,648,000 were 1 percent below 1999's holiday season. Comparable store sales declined 3 percent, after increasing 27 percent in 1999's holiday season. Sales were modestly lower in the New York market and U.S. branch stores. Sales in new stores opened in the past year met management's expectations.

o International Retail sales increased 4 percent to $180,618,000. Comparable store sales in local currency increased in most markets, including a 10 percent increase in Japan. However, when translated into U.S. dollars, total sales in Japan rose 5 percent due to a weaker yen.

o Direct Marketing sales rose 7 percent to $52,242,000 due to strong Internet sales partially offset by lower corporate and catalog sales.


Michael J. Kowalski, president and chief executive officer, said, "While results in the U.S. represent a disappointing year-over-year shortfall to the high-single-digit comparable store sales growth that we had planned, they should be evaluated in the context of the 1999 millennium holiday season and its record 27 percent increase in comparable store sales. Combined with weakened consumer confidence and unsettled financial markets, the challenges of the 2000 holiday season were enormous."

Mr. Kowalski added, "We now estimate that net earnings for the fourth quarter ending January 31 may be approximately equal to last year's record 56 cents per diluted share (security analysts' published estimates range from 58 to 67 cents). This would result in approximately 30 percent growth in net earnings per diluted share in the year ending January 31. We enter 2001 with continued enthusiasm about Tiffany's growth potential and will plan to achieve 10-15% earnings growth, assuming a moderately healthy consumer environment. Most assuredly, we will maintain our focused pursuit of long-term opportunities, an approach that has generated considerable success and consistent earnings growth over the years."

Tiffany & Co. is the internationally renowned jeweler and specialty retailer. Sales are made primarily through TIFFANY & CO. stores and boutiques in the Americas, Asia-Pacific, Europe and the Middle East. Direct Marketing includes Tiffany's corporate division, catalog and Internet sales. Additional information can be found on Tiffany's Web site, www.tiffany.com, and on its shareholder information line (800) TIF-0110.

The Company will host a conference call today to review these results at 8:30 a.m. (EST). Interested parties may listen to a live Web broadcast by accessing www.shareholder.com/tiffany or www.vcall.com on the Internet.

This press release contains certain "forward-looking" statements related to sales and earnings. Actual results might differ materially from those projected in the forward-looking statements. Information concerning factors that could cause actual results to differ materially are set forth in Tiffany's 1999 Annual Report and in Form 10-K and 10-Q Reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

                                      # # #

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        TIFFANY & CO.


                                   BY:  /s/ James N. Fernandez
                                       ----------------------------
                                        James N. Fernandez
                                        Executive Vice President
Date: January 4, 2001                   and Chief Financial Officer